Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement ("Agreement"), is made and entered into as of the 7th day of October 2009 by and between GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”) having an executive office located at 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312; and GULFSTREAM FUNDING II, LLC, a Delaware limited liability company (the “Lender”) having an address c/o Taglich Brothers Inc., 275 Madison Avenue, Suite 1618, New York, NY 10016. The Company and the Lender is hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.

the Company desires to borrow funds from the Lender in to provide it with additional working capital.

B.

The Lender is willing to make a subordinated loans in the maximum principal amount of $1,500,000 to the Company (the “Loans “) to be evidenced by the Company’s $1,500,000 12% subordinated note due January 15, 2010 in the form of Exhibit A annexed hereto and made a part hereof (the “Note”).

C.

As a material inducement to cause the Lender to enter into this Agreement, make the Loans and purchase the Note, the Company has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the Company and its Subsidiaries.

“Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person or their affiliate.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

“Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as amended to date.

“Closing Date” shall mean the date upon which the transactions contemplated by this Agreement shall be consummated.

“Common Stock” shall mean the shares of common stock of the Company that are authorized for issuance pursuant to the Certificate of Incorporation.

“Dollar” and “$” means lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall have the meaning as is defined in Section 3.4 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“Knowledge” means the knowledge after reasonable inquiry.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, when taken as a consolidated whole.

“National Securities Exchange” means the collective reference to the New York Stock Exchange, the NYSE Amex Exchange, the Nadaq Stock Exchange, the FINRA OTC Bulletin Board or any other recognized national securities exchange in the United States.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 1.

 PURCHASE AND SALE OF THE NOTE

1.1

The Note and Payment.

(a)

On the Closing Date and subject to and upon the terms and conditions of this Agreement, the Company shall sell, assign, transfer and deliver the Note to the Lender

(b)

On the Closing Date, and against receipt of the Note, the Lender shall fund the proceeds of the Loans to the Company by wire transfer of immediately available funds to an account designated by the Company.

1.2

Exemption from Registration.  The Parties intend that the Note to be issued by the Company to the Lender shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

1.3

Closing and Closing Date.

The closing of the transactions contemplated hereby (the “Closing”) will take place simultaneous with the execution and delivery of this Agreement on October 7, 2009 or on such other date as the Company and the Lender shall agree (the “Closing Date”).

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE LENDER.

The Lender hereby represents and warrants to the Company as follows:

2.1

Organization and Good Standing.  The Lender is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

2.2

Authority.

The Lender has the power to enter into this Agreement and to perform its covenants and agreements hereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Managers of the Lender.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of formation or operating agreement of the Lender.

2.3

Investment Purpose.  As of the date hereof and the Closing Date the Lender is purchasing the Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Lender does not agree to hold any of the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with the Securities Act.

2.4

Accredited Investor.  The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).  Further, the Lender represents that it is a sophisticated investor, can bear the economic risk of this Investment for an indefinite period of time, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of this Investment.

2.5

Reliance on Exemptions.  the Lender understands that the Note is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note.

2.6

Information.  The Lender and its advisors, if any, have had the opportunity to ask questions of management of the Company and have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Note which have been requested by the Lender or its advisors.  Neither such inquiries nor any other due diligence investigation conducted by the Lender or any of its advisors or representatives shall modify, amend or affect the Lender’s right to rely on the representations and warranties of the Company contained herein.  The Lender understands that its investment in the Note involves a significant degree of risk.  The Lender further represents to the Company that the Lender’s decision to enter into this Agreement has been based solely on the independent evaluation of the Lender and the representations and warranties of the Company contained in this Agreement.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Lender, as follows:

3.1

Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2

Authority.  The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder, including the issuance of the Note.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company as required by Delaware law.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of the Company.

3.3

Exchange Act Filings; Exchange Listing.

(a)

The Company has timely filed and will continue to file (in each case, subject to 12b-25 extensions) all Form 10-KSB, Form 8-K, Form 10-Q, Form 14-A Proxy Statements and other forms and periodic reports (collectively, SEC Reports”) required to be filed under the Exchange Act, and is a full reporting company under Section 13 or 15(d) of the Exchange Act..

(b)

The disclosures set forth and to be set forth in the SEC Reports are and will be true and correct in all material respects, do not and will not contain any untrue statement of a material fact or omit or will omit to state any fact necessary to make any statement therein not materially misleading.

(c)

The Common Stock is listed for trading on the NYSE:Amex Exchange (the “AMEX”) and, except as otherwise disclosed in the SEC Reports, the Company has (i) complied in all material respects with the rules and regulations of the AMEX, and (ii) no reason to believe that its Common Stock will be delisting from trading on such securities exchange.

3.4

the Company Financial Statements.

The Company has furnished to the Lender the unaudited consolidated balance sheet as at December 31, 2008 and consolidated statement of operations and statement of cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet as at June 30, 2009 and the unaudited consolidated statement of operations of the Company and its Subsidiaries for the six months then ended (collectively, the “Company Financial Statements”).  Except as set forth on the balance sheet dated June 30, 2009, as at June 30, 2009, the Company and its Subsidiaries has no other material assets and has incurred no other material liabilities, debts or obligations, whether fixed, contingent or otherwise required to be set forth on a balance sheet prepared in accordance with GAAP.  The books of account and other financial records of the Company are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

3.5

No Material Adverse Effects.

Except as set forth in the SEC Reports or disclosed in  Schedule 3.5 hereto, since June 30, 2009:

(a)

there has not been any material adverse change in the financial position of the Company and its Subsidiaries (collectively, the “Company Group”) except changes arising in the ordinary course of business, which changes will in no event have a Material Adverse Effect on the financial position of the Company Group, and will be consistent with the representations made by the Company hereunder.

(b)

there has not been any damage, destruction or loss that would have a Material Adverse Effect on the assets, prospective business, operations or condition (financial or otherwise) of the  Company Group whether or not covered by insurance;

(c)

there has not been any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of  the Common Stock;

(d)

there has not been any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by the Company Group of any properties or assets; or

(e)

there has not been adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

(f)

there has not been any loans or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loans or advance otherwise than in the ordinary course of business;

(g)

except in the ordinary course of business, there has not been any increase in the annual level of compensation of any executive employee of the Company Group; and

(h)

the Company Group has not issued any equity securities or rights to acquire equity securities.

3.6

Taxes.  The Company Group has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date, and there are no deficiencies outstanding.

3.7

Compliance with Laws.   The Company Group has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would have a Material Adverse Effect.

3.8

Actions and Proceedings.  The Company Group is not a Party to any pending litigation or, to its knowledge, any governmental proceedings are threatened against the Company Group, that could reasonably be expected to have a Material Adverse Effect.

3.9

Access to Records.  The corporate financial records, minute books, and other documents and records of the Company have been made available to the Lender prior to the Closing hereof.

3.11

Brokers or Finders.  No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of the Company.

3.12

Expenses.

It is understood and agreed that following the execution of this Agreement, any and all legal or other fees and expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of the Company, and that the Lender shall not be responsible for any such expenses or legal or other fees.

SECTION 4.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either Party to investigate the affairs of the other Party, each Party has the right to rely fully upon representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twelve (12) months following the Closing.

SECTION 5.  MISCELLANEOUS

5.1

Waivers.  The waiver of a breach of this Agreement or the failure of any Party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

5.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

5.3

Assignment.  This Agreement is not assignable except by operation of law.

5.4

Notice.  Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

5.5

Governing Law.  This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

5.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either Party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other Party.

5.7

Entire Agreement.  This Agreement and the Note executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

5.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

5.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

5.11

Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors,

successors and assigns.

5.12

Press Releases.  The Parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

GULFSTREAM INTERNATIONAL GROUP, INC. (a Delaware corporation)

By:	/s/ DAVID HACKETT
David Hackett, President

GULFSTREAM FUNDING II, LLC (a Delaware limited liability company)

By:	/s/ ROBERT SCHROEDER
Robert Schroeder, Managing Member